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                                                                    EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Experts" and to the use of our report dated December 15, 1999, regarding the financial statements of Interactive Healthcare Division of High Technology Solutions, Inc., which is included in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Landacorp, Inc. for the registration of shares of its common stock.




                                                   ERNST & YOUNG LLP


San Diego, California
January 18, 2000